Exhibit 10.62

LOAN SECURITY TERMINATION AGREEMENT

(Biovest International, Inc.)

THIS LOAN SECURITY TERMINATION AGREEMENT (this “Agreement”) is made as of December 15, 2011, by and among LV ADMINISTRATIVE SERVICES, INC., as Administrative and Collateral Agent for the Lenders (“LV”), the LENDERS who are signatories hereto (the “Lenders”), and BIOVEST INTERNATIONAL, INC., a Delaware corporation (“Biovest”).

RECITALS

WHEREAS, on November 10, 2008, each of Biovest, Biovax, Inc., AutovaxID, Inc., Biolender, LLC and Biolender II, LLC (the “Biovest Debtors”) commenced a voluntary case for reorganization under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”);

WHEREAS, on August 16, 2010, the Biovest Debtors filed with the Bankruptcy Court their First Amended Joint Plan of Reorganization of Biovest International, Inc., Biovax, Inc., AutovaxID, Inc., Biolender, LLC, and Biolender II, LLC under Chapter 11 of Title 11, United States Code dated as of August 16, 2010 (the “Biovest Joint Plan”), which was modified by the First Modification to First Amended Joint Plan of Reorganization of Biovest International, Inc., Biovax, Inc., AutovaxID, Inc., Biolender, LLC, and Biolender II, LLC under Chapter 11 of Title 11, United States Code dated as of October 25, 2010 (the “Biovest First Modification” and, together with the Biovest Joint Plan, the “Biovest Plan”);

WHEREAS, on November 2, 2010, the Bankruptcy Court entered its Order Confirming First Amended Joint Plan of Reorganization of Biovest International, Inc., Biovax, Inc., AutovaxID, Inc., Biolender, LLC, and Biolender II, LLC under Chapter 11 of Title 11, United States Code Dated as of August 16, 2010, as Modified, Pursuant to 11 U.S.C. §1129, and the effective date of the Biovest Plan occurred on November 17, 2010;

WHEREAS, pursuant to the Biovest Plan, on November 17, 2010, LV, Laurus Master Fund Ltd. (In Liquidation), Erato Corp., PSource Structured Debt Limited, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., Valens Offshore SPV II, Corp., and Biovest entered into that certain Term Loan and Security Agreement (the “Loan Agreement”), pursuant to which Laurus Master Fund Ltd. (In Liquidation), Erato Corp., PSource Structured Debt Limited, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., and Valens Offshore SPV II, Corp. received (i) Secured Term A Notes of Biovest in an aggregate principal amount of $24,900,000.00 (the “Term A Notes”), and/or (ii) Secured Term B Notes of Biovest in an aggregate principal amount of $4,160,000.00 (the “Term B Notes” and collectively with the Term A Notes, the “Notes”);

WHEREAS, Erato Corp. has assigned its Term A Note dated November 17, 2010, in the original principal amount of $1,333,334.00, to Calliope Capital Corp.;

WHEREAS, the Notes are secured by, among other things, (i) that certain Grant of Security Interest in Intellectual Property dated as of November 17, 2010 by Analytica International, Inc. (“Analytica”) in favor of LV (the “IP Security Agreement”), (ii) that certain Security Agreement dated November 17, 2010 by Analytica in favor of LV (the “Security Agreement”), and (iii) that certain Guaranty dated November 17, 2010 by Analytica in favor of LV (the “Guaranty”);

WHEREAS, on October 31, 2011, Analytica, LA-SER Alpha Group Sarl (“LA-SER”) and Accentia Biopharmaceuticals, Inc. (“Accentia”) entered into an Asset Purchase Agreement (the “Purchase Agreement”), which provides for the sale by Analytica, and the purchase by LA-SER or its designee, of certain of the assets of Analytica free and clear of any liens, claims or encumbrances for an upfront purchase price of $4,000,000.00 plus an Earnout (as such term is defined in the Purchase Agreement);

WHEREAS, on November 30, 2011, the Bankruptcy Court entered its Order Granting Reorganized Debtors’ Motion to Approve Sale of Assets of Analytica, Inc., which authorized the execution, delivery and performance of the Purchase Agreement by Accentia and Analytica; and

WHEREAS, LV and Accentia entered into that certain letter agreement dated October 19, 2011 (the “Letter Agreement”) pursuant to which the parties agreed that LV and the Lenders would release certain collateral securing the Notes and terminate certain agreements relating to Analytica in exchange for a payment of not less than $4,000,000.00 (the “Prepayment”), which payment shall be applied to pay any accrued and unpaid interest on and to reduce the outstanding principal balances of certain secured term notes given by Accentia, an affiliate of Analytica, to PSource Structured Debt Limited, Valens U.S. SPV I, LLC, Calliope Capital Corp. (as assignee of Erato Corp.) and Valens Offshore SPV II, Corp. pursuant to that certain Loan Prepayment, Modification and Security Termination Agreement of even date hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

2. The parties hereto agree that the above Recitals are true and correct in all respects.

3. Upon the receipt of the Prepayment:

a.	LV hereby concurrently terminates the IP Security Agreement and the Security Agreement and releases and discharges any and all liens on the Collateral (as such term is defined under the IP Security Agreement and the Security Agreement, as applicable) granted to LV under the IP Security Agreement and the Security Agreement as security for the Notes.

b.	LV hereby concurrently terminates the Guaranty and acknowledges and agrees that the Guaranty shall be of no further force and effect after the date hereof.

c.	LV and the Lenders hereby irrevocably waive, release and give up all rights to or interests in any and all payments of the Earnout and to the Net Cash (as such term is defined in the Purchase Agreement).

4. Except as specifically amended pursuant to this Agreement and the documents delivered in connection herewith, the Loan Agreement and each Ancillary Agreement delivered in connection with the closing thereunder shall remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy, nor constitute a waiver of any provision of the Loan Agreement or any Ancillary Agreement except as otherwise provided herein.

5. LV agrees, from time to time after the date hereof, to execute and deliver to Biovest, at the sole cost and expense of Biovest, such further instruments and documents and to take such further actions as may be reasonably necessary to fully effect the foregoing releases, discharges and terminations. LV and the Lenders acknowledge and agree that the foregoing releases, discharges and terminations shall be fully binding on LV and the Lenders notwithstanding any provisions in the Loan Agreement or any Ancillary Agreement that require full payment of the Notes prior to the effectiveness of such releases, discharges and terminations.

6. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. The parties hereto agree that this Agreement is fully and adequately supported by consideration, is fair and reasonable, and that they have had the opportunity to discuss this matter with counsel of their choice. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one agreement. It is understood and agreed that if facsimile copies of this Agreement bearing facsimile signatures or e-mails of PDF copies of signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile copies were original documents bearing original signature.

7. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED ACCORDING TO, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS PROVISIONS THEREOF. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Loan Security Termination Agreement as of the date first above written.

BIOVEST INTERNATIONAL, INC.

By:	/s/ David Moser
Name: David Moser
Title: Secretary

LV ADMINISTRATIVE SERVICES, INC.

By:	/s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By:	: /s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory

VALENS U.S. SPV I, LLC
By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory

VALENS OFFSHORE SPV I, LTD.
By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory

VALENS OFFSHORE SPV II, CORP.
By:	Valens Capital Management, LLC,
its investment manager

By:	/s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory

LAURUS MASTER FUND LTD. (In Liquidation)

By:	/s/ Russell Smith
Name: Russell Smith
Title: Authorized Signatory

CALLIOPE CAPITAL CORP., as assignee of ERATO CORP.

By:	/s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory